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                                  EXHIBIT 1(j)

                        FRANK RUSSELL INVESTMENT COMPANY

                      AMENDMENT TO MASTER TRUST AGREEMENT

                   Regarding record dates and reorganizations

AMENDMENT NO. 9 to the Amended Master Trust Agreement dated July 26, 1984 (referred to herein as the "Agreement"), adopted the 27th day of April, 1998, by the Trustees under such Agreement.

                                  WITNESSETH:

     WHEREAS, Section 5.3 of the Agreement authorizes the Trustees to determine a record date for any meeting of Shareholders of the Trust or of a Sub-Trust under such Agreement; and

     WHEREAS, the Trustees wish to provide for increased efficiency in connection with the designation of record dates for Shareholder meetings, so as to provide adequate time for the organization of the business to be considered at any meeting of the Shareholders of a Trust or a Sub-Trust; and

     WHEREAS, Section 7.2 of the Agreement provides authority for the reorganization of the assets of a Sub-Trust of the Trust; and

     WHEREAS, the Trustees wish to clarify the voting rights of Shareholders with respect to a proposed reorganization pursuant to Section 7.2 of the Agreement; and

     WHEREAS, Section 7.3 of the Agreement provides that a majority of the Trustees in office may act to amend the Agreement without Shareholder approval so long as such amendment does not adversely affect the rights of any Shareholder;

     NOW, THEREFORE, the Trustees hereby amend the Agreement as set forth below to provide additional time for the organization of meetings, and to determine the Shareholders entitled to vote with respect to reorganization of a Sub-Trust.

Amendment of the Master Trust Agreement

Without affecting the rights and preferences of any presently issued and outstanding shares of interest in the Trust, the Agreement is hereby amended as follows:

1. Article V is amended to delete the present language of Section 5.3, and add in place thereof the following Section 5.3:

     "Section 5.3 Record Dates. (a) For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or for the purpose of any other action, the Trustees may, from time to time, close the transfer books for such period, not exceeding thirty days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than ninety days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof held not more than one hundred and twenty days after such record date, or to be treated as Shareholders of record for purposes
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     of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

     (b) For the purpose of determining the Shareholders who are entitled to participate in any dividend or distribution, the Trustees may, form time to time, close the transfer books for such period, not exceeding thirty days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the trustees may fix a date and time not more than sixty days prior to the date of any dividend or distribution as the date and time of record for the determination of Shareholders entitled to be treated as Shareholders of record for purposes of such dividend or distribution as the date and time of record for the determination of Shareholders entitled to be treated as Shareholders of record for purposes of such dividend or distribution, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to be treated as a Shareholder of record for purposes of such dividend or distribution."

2. Article VII is amended by the insertion of the following text (underlined herein solely for the purpose of identification), in the final sentence of the second paragraph of Section 7.2:

     "Any such consolidation or merger shall require the affirmation vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of each Sub-Trust which may reasonably be foreseen to be materially adversely affected thereby."

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


/s/ Lynn L. Anderson                 /s/ Eleanor W. Palmer
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Lynn L. Anderson                     Eleanor W. Palmer


/s/ Paul E. Anderson                 /s/ Lee C. Gingrich
---------------------                ----------------------
Paul E. Anderson                     Lee C. Gingrich


/s/ Paul Anton                       /s/ George F. Russell, Jr.
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Paul Anton                           George F. Russell, Jr.


/s/ William E. Baxter
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William E. Baxter